Exhibit 5




                                                              July 3, 2002



Legg Mason, Inc.
100 Light Street
Baltimore, MD 21202

Ladies and Gentlemen:

                  I am the General Counsel of Legg Mason, Inc., a Maryland company (the "Company"). This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 59,943 shares of the Company's Common Stock, $0.10 per share (the "Shares"), that were issued in connection with the acquisition of substantially all of the assets of Wallington Asset Management, Inc. The Shares are being registered on behalf of the selling stockholders.

                  In my capacity as General Counsel of the Company, I have examined and relied upon the information set forth in the Registration Statement and the originals, or copies identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as I have deemed necessary as a basis for the opinion hereinafter expressed. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

                  My  opinion   set  forth  below  is  limited  to  the  General
Corporation Law of the State of Maryland, and I do not express any opinion herein concerning any other law.

                  Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and are validly issued and fully paid and non-assessable.

                  I am furnishing this opinion solely for your benefit. This opinion may not be relied upon by any other person without my express prior written consent.

                  I understand that this opinion is to be used in connection with the Registration Statement. I hereby consent to the filing of this opinion


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as part of the  Registration  Statement and to the use of my name therein and in the related prospectus. In giving this consent, I do not admit that I am within the category of persons where consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,


                               /s/ Robert F. Price
                                 Robert F. Price
                                 General Counsel